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                                                                 EXHIBIT 99a.(v)
                             ARTICLES SUPPLEMENTARY
                                       OF
                           HARTFORD SERIES FUND, INC.

Hartford Series Fund, Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Maryland, does hereby certify to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Corporation currently has the authority to issue sixty eight billion, five hundred twenty five million (68,525,000,000) shares of $0.001 par value common stock, having an aggregate par value of sixty eight million, five hundred twenty five thousand dollars ($68,525,000), as listed below:


                         SERIES                       CLASS IA SHARES    CLASS IB SHARES
                         ------                                          ---------------

Hartford Advisers HLS Fund                             8,500,000,000     1,000,000,000

Hartford Bond HLS Fund                                 4,400,000,000       600,000,000

Hartford Capital Appreciation HLS Fund                 4,250,000,000       750,000,000

Hartford Dividend and Growth HLS Fund                  3,500,000,000       500,000,000

Hartford Focus Growth HLS Fund                           600,000,000       200,000,000

Hartford Focus HLS Fund                                  600,000,000       200,000,000

Hartford Global Advisers HLS Fund                        800,000,000       200,000,000

Hartford Global Communications HLS Fund                  600,000,000       200,000,000

Hartford Global Financial Services HLS Fund              600,000,000       200,000,000

Hartford Global Health HLS Fund                          600,000,000       200,000,000

Hartford Global Leaders HLS Fund                       3,200,000,000       200,000,000

Hartford Global Technology HLS Fund                      600,000,000       200,000,000

Hartford Growth and Income HLS Fund                    3,300,000,000       200,000,000

Hartford Growth HLS Fund                                 600,000,000       200,000,000

Hartford High Yield HLS Fund                           2,600,000,000       200,000,000

Hartford Income HLS Fund                                 600,000,000       200,000,000

Hartford Index HLS Fund                                3,500,000,000       500,000,000

Hartford Inflation Plus HLS Fund                         600,000,000       200,000,000

Hartford International Capital Appreciation HLS Fund     600,000,000       200,000,000

Hartford International Opportunities HLS Fund          2,000,000,000       625,000,000

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
Hartford International Small Company HLS Fund            600,000,000       200,000,000

Hartford MidCap HLS Fund                               1,800,000,000       600,000,000

Hartford MidCap Value HLS Fund                           800,000,000       400,000,000

Hartford Money Market HLS Fund                         6,000,000,000     1,000,000,000

Hartford Mortgage Securities HLS Fund                    900,000,000       300,000,000

Hartford Short Duration HLS Fund                         600,000,000       200,000,000

Hartford Small Company HLS Fund                        1,125,000,000       375,000,000

Hartford Stock HLS Fund                                3,000,000,000     1,000,000,000

Hartford Value HLS Fund                                  600,000,000       200,000,000

SECOND: Pursuant to the authority expressly vested in the Board of Directors of the Corporation (the "Board") by Article IV of the Corporation's charter and in accordance with Sections 2-208 and 2-208.1 of the Maryland General Corporation Law, the Board has duly authorized an increase in the Corporation's authorized shares of $0.001 par value common stock to seventy billion, three hundred twenty five million (70,325,000,000) shares, having an aggregate par value of seventy million, three hundred twenty five thousand dollars ($70,325,000), to accommodate the creation of two new series of the Corporation, as set forth below:

SERIES                                               CLASS IA SHARES    CLASS IB SHARES
                                                                        ---------------
Hartford Advisers HLS Fund                             8,500,000,000      1,000,000,000

Hartford Bond HLS Fund                                 4,400,000,000        600,000,000

Hartford Capital Appreciation HLS Fund                 4,250,000,000        750,000,000

Hartford Capital Preservation HLS Fund                   700,000,000        300,000,000

Hartford Dividend and Growth HLS Fund                  3,500,000,000        500,000,000

Hartford Equity Income HLS Fund                          600,000,000        200,000,000

Hartford Focus Growth HLS Fund                           600,000,000        200,000,000

Hartford Focus HLS Fund                                  600,000,000        200,000,000

Hartford Global Advisers HLS Fund                        800,000,000        200,000,000

Hartford Global Communications HLS Fund                  600,000,000        200,000,000

Hartford Global Financial Services HLS Fund              600,000,000        200,000,000

Hartford Global Health HLS Fund                          600,000,000        200,000,000

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
Hartford Global Leaders HLS Fund                       3,200,000,000        200,000,000

Hartford Global Technology HLS Fund                      600,000,000        200,000,000

Hartford Growth and Income HLS Fund                    3,300,000,000        200,000,000

Hartford Growth HLS Fund                                 600,000,000        200,000,000

Hartford High Yield HLS Fund                           2,600,000,000        200,000,000

Hartford Income HLS Fund                                 600,000,000        200,000,000

Hartford Index HLS Fund                                3,500,000,000        500,000,000

Hartford Inflation Plus HLS Fund                         600,000,000        200,000,000

Hartford International Capital Appreciation HLS Fund     600,000,000        200,000,000

Hartford International Opportunities HLS Fund          2,000,000,000        625,000,000

Hartford International Small Company HLS Fund            600,000,000        200,000,000

Hartford MidCap HLS Fund                               1,800,000,000        600,000,000

Hartford MidCap Value HLS Fund                           800,000,000        400,000,000

Hartford Money Market HLS Fund                         6,000,000,000      1,000,000,000

Hartford Mortgage Securities HLS Fund                    900,000,000        300,000,000

Hartford Short Duration HLS Fund                         600,000,000        200,000,000

Hartford Small Company HLS Fund                        1,125,000,000        375,000,000

Hartford Stock HLS Fund                                3,000,000,000      1,000,000,000

Hartford Value HLS Fund                                  600,000,000        200,000,000

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THIRD:    Shares of the Corporation's Class IA and IB Common Stock shall have all of the rights, preferences and privileges as set forth in the Corporation's charter, current prospectuses, statements of additional information and multiple class plan.

FOURTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

FIFTH: At meetings on February 4, 2003 and May 13, 2003 and in accordance with Section 2-105(c) of the Maryland General Corporation Law, the Board increased the total number of shares of capital stock that the Corporation has authority to issue and authorized the creation of two new series of the Corporation.

IN WITNESS WHEREOF, Hartford Series Fund, Inc. has caused these Articles Supplementary to be duly executed by Kevin J. Carr, its Vice President, and attested to by Daniel E. Burton, its Assistant Secretary, this 10th day of June 2003.

                                                    Hartford Series Fund, Inc.
Attest:

                                               By:  /s/ Kevin J. Carr
                                                    ----------------------------
/s/ Daniel E. Burton                                Kevin J. Carr
---------------------------                         Vice President
Daniel E. Burton
Assistant Secretary

         I, Kevin J. Carr, Vice President of Hartford Series Fund, Inc., hereby acknowledge, in the name and on behalf of said corporation, the foregoing Articles Supplementary to be the corporate act of said corporation and I further certify that, to the best of my knowledge, information, and belief, these matters and facts are true in all material respects, under the penalties of perjury.

                                                    /s/ Kevin J. Carr
                                                    ----------------------------
                                                    Kevin J. Carr